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                                                                    EXHIBIT 23.1






                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement on Form S-3 of our report, dated February 16, 1996, except for the second paragraph of Note 8, as to which the date is March 1, 1996, on our audits of the consolidated financial statements of Oregon Metallurgical Corporation. We also consent to the reference to our firm under the caption "Experts."






                                   Coopers & Lybrand L.L.P.







Eugene, Oregon
June 26, 1996